
          <ARTICLE> 5
          <LEGEND>
          This schedule  contains summary  financial information  extracted from the unaudited condensed consolidated financial statements of
          T.    Rowe    Price   Realty    Income   Fund    III,   America's
          Sales-Commission-Free Real Estate Limited Partnership
          included in the accompanying Form 10-Q/A which is Amendment No. 1 to  the Form 10-Q for the  period ended September 30, 1995, which was  filed  with the  Commission  on  November  14, 1995  and  is
          qualified   in  its  entirety  by  reference  to  such  financial
          statements.
          </LEGEND>
          <CIK> 0000805298
          <NAME>   T.  ROWE  PRICE   REALTY  INCOME  FUND   III,  AMERICA'S
          SALES-COMMIS

          <PERIOD-TYPE>                   9-MOS
          <FISCAL-YEAR-END>                          DEC-31-1995
          <PERIOD-START>                             JAN-01-1995
          <PERIOD-END>                               SEP-30-1995
          <CASH>                                       3,864,000
          <SECURITIES>                                         0
          <RECEIVABLES>                                8,216,000
          <ALLOWANCES>                                   161,000
          <INVENTORY>                                          0
          <CURRENT-ASSETS>                                     0<F1>
          <PP&E>                                      37,324,000
          <DEPRECIATION>                               7,662,000
          <TOTAL-ASSETS>                              41,799,000
          <CURRENT-LIABILITIES>                                0<F1>
          <BONDS>                                              0
          <COMMON>                                             0
          <PREFERRED-MANDATORY>                                0
          <PREFERRED>                                          0
          <OTHER-SE>                                  40,608,000<F2>
          <TOTAL-LIABILITY-AND-EQUITY>                41,799,000
          <SALES>                                              0
          <TOTAL-REVENUES>                             4,314,000
          <CGS>                                                0
          <TOTAL-COSTS>                                2,902,000
          <OTHER-EXPENSES>                                     0
          <LOSS-PROVISION>                                     0<F3>
          <INTEREST-EXPENSE>                                   0
          <INCOME-PRETAX>                              1,412,000
          <INCOME-TAX>                                         0
          <INCOME-CONTINUING>                          1,412,000
          <DISCONTINUED>                                       0
          <EXTRAORDINARY>                                      0
          <CHANGES>                                            0
          <NET-INCOME>                                 1,412,000
          <EPS-PRIMARY>                                        0<F4>
          <EPS-DILUTED>                                        0

          <F1>Not contained in registrant's unclassified balance sheet.









          <F2>Partners' Capital.
          <F3>Not reported at interim.
          <F4>Not  applicable.  Net income per  limited partnership unit is
          $5.51.
























































